                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               AARON RENTS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                               AARON RENTS, INC.
    ------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 1, 1995

  The 1995 Annual Meeting of shareholders of Aaron Rents, Inc. (the "Company"), will be held on Tuesday, August 1, 1995, at 10:00 a.m., Atlanta time, at First Union National Bank of Georgia, First Union Plaza, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, on the 28th floor, for the purpose of considering and voting on the following:

    (1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified; and

    (2) Such other matters as may properly come before the meeting or any adjournment thereof.

  Information relating to the above items is set forth in the accompanying Proxy Statement.

  Only shareholders of record of the Class A Common Stock at the close of business on June 9, 1995 are entitled to notice of and to vote at the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KEITH C. GROEN
                                          Vice President, Legal and Secretary

Atlanta, Georgia
July 13, 1995

                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
               SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                       IF YOU DO NOT ATTEND PERSONALLY.
                       No postage is required if mailed
              in the United States in the accompanying envelope.

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 1, 1995

                              GENERAL INFORMATION

  The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 1995 annual meeting (the "Annual Meeting") of shareholders to be held on Tuesday, August 1, 1995, and any adjournment thereof.

  Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

  The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director. An automated system administered by the Company's transfer agent will tabulate the votes cast.

  Only shareholders of record of Class A Common Stock at the close of business on June 9, 1995 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of June 9, 1995, the Company had 4,022,263 shares of Class A Common Stock and 5,692,730 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors and any other matters that may come before the Annual Meeting. The holders of the Class B Common Stock are not entitled to vote with respect to the election of directors nor with respect to most other matters presented to the shareholders for a vote.

  The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners of shares of the Company's Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on July 13, 1995.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of June 9, 1995 (except as otherwise noted), the beneficial ownership of the Company's Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

  Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of Common Stock held by him, her or it.

                                        AMOUNT AND NATURE
                        TITLE OF CLASS    OF BENEFICIAL
   BENEFICIAL OWNER     OF COMMON STOCK   OWNERSHIP (1)   PERCENT OF CLASS (1)
   ----------------     --------------- ----------------- --------------------
R. Charles Loudermilk,
 Sr.                        Class A         2,413,176(2)         57.84%
 3284 Northside Drive       Class B           631,519(3)         10.81%
 Atlanta, Georgia
Gabelli Funds, Inc.         Class A           714,400(4)         17.76%
 One Corporate Center       Class B           331,925(5)          5.83%
 Rye, New York
Gilbert L. Danielson        Class A             4,000(6)             *
                            Class B            12,330(7)             *
Keith C. Groen              Class A             4,000(6)             *
                            Class B             6,092(7)             *
John E. Aderhold            Class A             1,000                *
                            Class B            51,740                *
Earl Dolive                 Class A            88,664             2.20%
                            Class B            41,164                *
Robert C. Loudermilk,
 Jr.                        Class A             1,500                *
                            Class B           295,131(8)          5.18%
R.K. Sehgal                 Class A               -0-                *
                            Class B               -0-                *
Rankin M. Smith, Sr.        Class A               -0-                *
                            Class B            18,392                *
Leo Benatar                 Class A             1,500                *
                            Class B               -0-                *
Ingrid Saunders Jones       Class A               -0-                *
                            Class B               -0-                *
William Kenneth Butler      Class A             4,000(6)             *
                            Class B            16,049(9)             *

                                         AMOUNT AND NATURE
                         TITLE OF CLASS    OF BENEFICIAL
    BENEFICIAL OWNER     OF COMMON STOCK   OWNERSHIP (1)   PERCENT OF CLASS (1)
    ----------------     --------------- ----------------- --------------------
Brian E. Stahl               Class A           2,000(6)             *
                             Class B           3,307(10)            *
All executive officers
 and directors as a group    Class A       2,522,840(11)          60.22%
 (a total of 13 persons)     Class B       1,082,283(12)          18.44%

- --------
 * Less than 1%
 (1) Amounts shown do not reflect that the Class B Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors, if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on Nasdaq or any national securities exchange on which the Common Stock is then listed, and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes of Common Stock.
 (2) Includes currently exercisable options to purchase 150,000 shares of Class A Common Stock.
 (3) Includes 121,174 shares of Class B Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Sr.'s children of which Mr.
     Loudermilk, Sr. serves as trustee. Also includes currently exercisable options to purchase 150,000 shares of Class B Common Stock.
 (4) As reflected in an amended Schedule 13D filed with the Securities and Exchange Commission on November 23, 1992.
 (5) Gabelli Funds, Inc. is not required to disclose its holdings of non-voting, Class B Common Stock, but has reported to the Company that it held 331,925 shares of Class B Common Stock as of May 30, 1995.
 (6) Represents currently exercisable options to purchase shares of Class A Common Stock.
 (7) Includes currently exercisable options to purchase 4,000 shares of Class
     B Common Stock.
 (8) Includes 51,876 shares of Class B Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children of which Mr. Loudermilk, Jr. serves as trustee.
 (9) Includes currently exercisable options to purchase 14,000 shares of Class B Common Stock.
(10) Includes currently exercisable options to purchase 2,000 shares of Class
     B Common Stock.
(11) Includes currently exercisable options to purchase 167,000 shares of Class A Common Stock.
(12) Includes currently exercisable options to purchase 177,000 shares of Class B Common Stock.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10% shareholders during the last fiscal year, except that Mr. Dolive inadvertently filed one report showing an incorrect number of shares held by him, which report was subsequently corrected by amendment.

                             ELECTION OF DIRECTORS

  The Company's Bylaws provide for the Board of Directors to be comprised of ten members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes, or will vote to reduce the number of directors for the ensuing year, as management recommends. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required.

  All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

                                   PRINCIPAL OCCUPATION FOR PAST         DIRECTOR
          NAME          AGE     FIVE YEARS AND OTHER DIRECTORSHIPS        SINCE
          ----          ---     ----------------------------------       --------
 R. Charles Loudermilk,  67 Mr. Loudermilk, Sr. has served as              1962
  Sr.*                      President, Chief Executive Officer and
                            Chairman of the Board of the Company since
                            the Company's incorporation in 1962. He is
                            formerly a director of the Chattahoochee
                            Bank, and formerly the Chairman of the
                            Board of Directors of the Metropolitan
                            Atlanta Rapid Transit Authority.
 Gilbert L. Danielson    48 Mr. Danielson has served as Vice               1990
                            President, Finance and Chief Financial
                            Officer and Director of the Company since
                            1990. Previously, he was Chief Financial
                            Officer, Secretary and Treasurer of
                            Americom Corporation, a radio
                            communications company, from 1989 to 1990.
 Keith C. Groen          52 Mr. Groen has served as Vice President,        1987
                            Legal of the Company since 1984. He has
                            been a Director of the Company and
                            Secretary since 1987.
 John E. Aderhold+       69 Mr. Aderhold has served as a Director of       1982
                            the Company since 1982. He has been a
                            Director of The Actava Group Inc., since
                            1992, and American Business Products,
                            Inc., since 1986. He is currently Vice
                            Chairman of the Winter Group of Companies,
                            a general contractor and construction
                            management firm. He was Vice Chairman of
                            Intermet Corporation, a precision iron
                            castings manufacturer, from March to
                            November 1992. Prior to his retirement in
                            1992, Mr. Aderhold was Chairman and Chief
                            Executive Officer of Rayloc, a
                            remanufacturing division of Genuine Parts
                            Company.
 Earl Dolive+*           77 Mr. Dolive has served as a Director of the     1977
                            Company since 1977. Prior to his
                            retirement in 1988, he was Vice Chairman
                            of the Board of Genuine Parts Company, a
                            distributor of automobile replacement
                            parts.
 Robert C. Loudermilk,   36 Mr. Loudermilk, Jr., has served as a           1983
  Jr.                       Director of the Company since 1983, and as
                            Vice President, Real Estate of the
                            Company, since 1993. From 1992 to 1993, he
                            was a self-employed real estate investor.
                            From 1990 to 1991, Mr. Loudermilk, Jr.,
                            was Executive Vice President of Ball
                            Stalker Co., then a subsidiary of the
                            Company. He also served as a Vice
                            President of the Company from 1990 to
                            1991.

                                  PRINCIPAL OCCUPATION FOR PAST          DIRECTOR
         NAME          AGE      FIVE YEARS AND OTHER DIRECTORSHIPS        SINCE
         ----          ---      ----------------------------------       --------
 Rankin M. Smith, Sr.   69 Mr. Smith has served as a Director of the       1979
                           Company since 1979. He is the Chief
                           Executive Officer, President and Chairman
                           of the Board of Directors of The Five
                           Smiths, Inc., owner of The Atlanta Falcons.
 R.K. Sehgal            54 Mr. Sehgal has served as a Director of the      1994
                           Company since 1994. He has been President
                           and Chief Executive Officer of the Williams
                           Group International, Inc., a holding
                           company for various engineering and
                           specialty services companies, since 1995.
                           Previously, he was Chairman and Chief
                           Executive Officer of Law Companies Group,
                           Inc., a holding company for various
                           engineering and consulting companies, from
                           1963 to 1994.
 Leo Benatar+           65 Mr. Benatar has served as a Director of the     1994
                           Company since 1994. He is Chairman and
                           Chief Executive Officer of Engraph, Inc., a
                           manufacturer of packaging and product
                           identification materials, and is Vice
                           President of Sonoco Products Company,
                           Engraph's parent company. Mr. Benatar
                           serves as a Director of Sonoco Products
                           Company, Interstate Bakeries Corporation,
                           Mohawk Industries, Inc. and Riverwood
                           International Corporation. He currently is
                           Chairman of the Federal Reserve Bank of
                           Atlanta.
 Ingrid Saunders Jones  49 Ms. Jones has served as a Director of the       1995
                           Company since 1995. She has been Vice
                           President of Corporate External Affairs of
                           The Coca-Cola Company and Chairperson of
                           The Coca-Cola Foundation since 1991.
                           Previously, she was an Assistant Vice
                           President of The Coca-Cola Company.

- --------
* Member of the Stock Option Committee of the Board of Directors.
+ Member of the Audit Committee of the Board of Directors.

  There are no family relationships among any of the executive officers, directors and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

  The Board held four meetings during the fiscal year ended March 31, 1995. All of the incumbent directors attended at least 75% of the total number of meetings of the Board and committees on which they served, except for Mr. Benatar.

  The Board has a standing Audit Committee which is composed of Messrs. Dolive, Aderhold and Benatar. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held one meeting during the fiscal year.

  The Board had a standing Stock Option Committee which was composed of Messrs. Loudermilk, Sr. and Dolive. The function of the Stock Option Committee was to administer the Company's 1990 Stock Option Plan, which expired March 31, 1995. The Stock Option Committee held three meetings during the fiscal year.

  The Board does not have a nominating or compensation committee.

               REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

  Set forth below are the names and ages of all executive officers of the Company as of June 9, 1995. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                   POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
         NAME (AGE)                            DURING THE PAST FIVE YEARS
         ----------                --------------------------------------------------
 R. Charles Loudermilk, Sr. President, Chief Executive Officer and Chairman of the Board of
  (67)                      Directors of the Company.*
 Gilbert L. Danielson       Vice President, Finance and Chief Financial Officer of the
  (48)                      Company.*
 Keith C. Groen             Vice President, Legal and Secretary of the Company.*
  (52)
 William Kenneth Butler     Mr. Butler joined the Company in 1974 as a Store Manager. He
  (42)                      served as Vice President of the Aaron's Rental Purchase division
                                                            -----------------------
                            from 1986 to 1995 and currently is President of that Division
 Brian E. Stahl             Mr. Stahl joined the Company in 1981 as an Assistant Store
  (38)                      Manager. He served as Regional Vice President of the
                            Northeastern Region of the Aaron's Rent-to-Rent division from
                                                       --------------------
                            1990 to 1995 and currently is President of that Division.
 Robert P. Sinclair, Jr.    Mr. Sinclair has served as Controller of the Company since 1990.
  (33)                      From 1987 to 1990, he was an auditor with Ernst & Young,
                            independent auditors.

- --------
* Messrs. Loudermilk, Danielson and Groen are directors of the Company. For additional information concerning those individuals, see ELECTION OF DIRECTORS above.

EXECUTIVE COMPENSATION SUMMARY

  The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company that earned in excess of $100,000 in salary and bonus during the last fiscal year:

                          SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                       ----------------
                                          ANNUAL COMPENSATION               AWARDS
                                  ------------------------------------ ----------------
                                                                          NUMBER OF
                                                                          SECURITIES
                                                                       UNDERLYING STOCK
                                                        OTHER ANNUAL       OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)  BONUS   COMPENSATION (1)       (#)        COMPENSATION
- ---------------------------  ---- ---------- -------- ---------------- ---------------- ------------
R. Charles Loudermilk,
 Sr.....................     1995  $454,000  $184,000       --                 -0-        $52,560(2)
 President, Chief Execu-     1994   469,917   125,000       --                 -0-         31,147(3)
 tive Officer and Chairman   1993   477,692       -0-       --                 -0-         25,689(4)
Gilbert L. Danielson....     1995   144,000    15,500       --              42,000          1,971(5)
 Vice President, Finance and 1994   137,417    29,000       --               5,000          1,755(5)
 Chief Financial Officer     1993   108,563       -0-       --                 -0-          1,357(5)
William Kenneth Butler..     1995   125,000    17,500       --              22,000          1,346(5)
 President, Rental Purchase  1994   101,667    34,000       --                 -0-          1,311(5)
 Division                    1993    86,250    10,000       --              10,000          1,078(5)
Brian E. Stahl..........     1995    86,668    38,332       --              31,000          1,369(5)
 President, Rent-to-Rent     1994    71,940    43,635       --                 -0-          1,509(5)
 Division                    1993    71,940    21,635       --                 -0-          1,026(5)

- --------
(1) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2) Includes a matching contribution of $1,438 made by the Company to the executive's account in the Company's 401(k) plan, and $51,122 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(3) Includes a matching contribution of $3,574 made by the Company to the executive's account in the Company's 401(k) plan, and $27,573 representing a portion of the premiums paid with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(4) Includes a matching contribution of $3,463 made by the Company to the executive's account in the Company's 401(k) plan, and $22,226 representing a portion of the premiums paid with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(5) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan for the indicated fiscal year.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

  GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

  SALARY AND BONUS. The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during fiscal year 1995, which represented a 3% decrease over his salary for fiscal year 1994. At its November 1994 meeting, the Board of Directors approved a bonus plan (the "Plan") for its executive officers and key employees for the 1995 fiscal year. Under the Plan, bonuses were to be distributed from a bonus pool of up to 2% of the Company's fiscal 1995 pre-tax earnings (without giving effect to bonuses under the Plan) if the Company's fiscal 1995 pre-tax earnings (after giving effect to bonuses under the Plan) exceeded fiscal year 1994 pre-tax earnings, which goal ultimately was achieved. Of the total amount available, the Chief Executive Officer was eligible under the Plan to receive a bonus of up to two-thirds of the bonus pool, and the remaining one-third was to be distributed as determined in the discretion of the Chief Executive Officer among designated executive officers and key employees of the Company. The Board of Directors authorized a $184,000 bonus for the Chief Executive Officer, as well as $216,832 in bonuses for the Chief Financial Officer, the other executive officers and other officers and key employees of the Company, for services rendered in fiscal year 1995. Factors considered in setting the Chief Executive Officer's salary and bonus included the continued improvement in the Company's financial condition and Common Stock trading prices during the fiscal year, and his dual role as both Chairman of the Board of Directors and President of the Company.

  STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Prior to expiration of the 1990 Stock Option Plan on March 31, 1995, the Stock Option Committee awarded options to purchase 252,000 shares of Class B Common Stock during the 1995 fiscal year to key employees and executive officers of the Company. No options were awarded to the Chief Executive Officer during fiscal year 1995. Options granted to the other Named Executive Officers during the last three fiscal years are reflected in the Summary Compensation Table above.


                   THE BOARD OF DIRECTORS
                   R. Charles Loudermilk, Sr.
                   Gilbert L. Danielson
                   Keith C. Groen
                   John E. Aderhold
                   Leo Benatar
                   Earl Dolive
                   Ingrid Saunders Jones
                   Robert C. Loudermilk, Jr.
                   R.K. Sehgal
                   Rankin M. Smith, Sr.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

  Set forth below is a line graph comparing, for the five-year period ending March 31, 1995, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) all U.S. companies quoted on Nasdaq and (ii) non-financial companies quoted on Nasdaq. Information with respect to the Company's Common Stock for periods subsequent to November 1992 relates to the Company's Class A Common Stock and Class B Common Stock and treats the issuance to the shareholders of the Class B Common Stock in connection with the Company's November 1992 recapitalization as a stock dividend on the Common Stock. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

      COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG AARON RENTS,
        NASDAQ(US) STOCK INDEX AND NASDAQ NON-FINANCIAL STOCK INDEX


Measurement period      AARON         NASDAQ             NASDAQ
(Fiscal year Covered)   RENTS       (US) STOCK      NON-FINANCIAL STOCK
- ---------------------   -----       ----------      -------------------
Measurement PT -
03/31/90                $ 100         $ 100             $ 100

FYE 03/31/91            $  78         $ 114             $ 118
FYE 03/31/92            $ 114         $ 146             $ 147
FYE 03/31/93            $ 184         $ 167             $ 159
FYE 03/31/94            $ 221         $ 181             $ 174
FYE 03/31/95            $ 243         $ 201             $ 190


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  Messrs. Loudermilk, Sr., Danielson, Groen, Butler, Stahl and Sinclair have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

  Outside directors receive $1,000 for each Board meeting attended, and Audit Committee members receive fees of $500 for each Audit Committee meeting attended. Each outside director also is paid a quarterly retainer of $1,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings, and Stock Option Committee members received no compensation for attendance at meetings of such committee.

OPTION GRANTS

  The following table sets forth information with respect to grants of stock options under the Company's 1990 Stock Option Plan during the last fiscal year to the Company's Chief Executive Officer and the Named Executive Officers. In addition, the hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                         ----------------------------------------------------------------
                                                                    POTENTIAL REALIZABLE
                         NUMBER OF   PERCENT OF                       VALUE AT ASSUMED
                         SECURITIES TOTAL OPTIONS                  ANNUAL RATES OF STOCK
                           UNDER-    GRANTED TO   EXERCISE         PRICE APPRECIATION FOR
                           LYING      EMPLOYEES   OR BASE  EXPIRA-    OPTION TERM (1)
                          OPTIONS     IN FISCAL    PRICE    TION   ----------------------
          NAME            GRANTED       YEAR       ($/SH)   DATE     5%($)      10%($)
          ----           ---------- ------------- -------- ------- ---------- -----------
R. Charles Loudermilk,
 Sr.....................      --
Gilbert L. Danielson
 (2)....................   10,000          4%      $12.00   5/1/99 $   33,154 $    73,261
                           17,000          7%      $12.75  5/26/99     59,884     132,328
                           15,000          6%      $13.88  3/31/00     57,522     127,108
William Kenneth Butler
 (2)....................   12,000          5%      $12.75  5/26/99     42,271      93,408
                           10,000          4%      $13.88  3/31/00     38,348      84,739
Brian E. Stahl (2)......    6,000          2%      $12.75  5/26/99     21,136      46,704
                           25,000         10%      $13.88  3/31/00     95,870     211,847

- --------

(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent upon the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) These options were granted pursuant to the Company's 1990 Stock Option Plan and consist of options to acquire Class B Common Stock. Such options have terms of five years from the date of grant and will vest on the second anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table shows for the Company's Chief Executive Officer and the Named Executive Officers information with respect to the exercise of options during fiscal year 1995, the number of shares covered by both exercisable and non-exercisable stock options as of March 31, 1995, and the values of "in-the-money" options,based on the positive spread between the exercise price of any such existing stock options and the year-end price of the applicable class of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                SHARES            UNDERLYING UNEXERCISED             THE-
                               ACQUIRED          OPTIONS AT MARCH 31, 1995     MONEY OPTIONS AT
                                  ON     VALUE        (NO. OF SHARES)          MARCH 31, 1995(1)
                               EXERCISE REALIZED ------------------------- -------------------------
          NAME           CLASS   (#)      ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----- -------- -------- ----------- ------------- ----------- -------------
R. Charles Loudermilk,
 Sr.....................    A   50,000  $400,000   150,000         --      $1,275,000         --
                            B   50,000   381,250   150,000         --       1,162,500         --
Gilbert L. Danielson....    A    5,000    41,875     4,000         --          34,000         --
                            B    5,000    27,500     4,000      47,000         31,000     $54,500
William Kenneth Butler..    A    5,000    41,250     4,000         --          34,000         --
                            B    5,000    36,291    14,000      22,000         66,000      12,000
Brian E. Stahl..........    A    5,000    32,500     2,000         --          17,000         --
                            B    5,000    36,250     2,000      31,000         15,500       6,000

- --------
(1) Aggregate market value (based on March 31, 1995 closing stock price of $14.50 per share for the Class A Common Stock and $13.75 per share for the Class B Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company has no Compensation Committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Gilbert L. Danielson, Keith C. Groen and Robert C. Loudermilk, Jr.

  The Company leases from Mr. Loudermilk, Sr. a 51,000 square foot building housing two stores and a vacant facility in Oklahoma City under a lease expiring in 1999 at a basic monthly rental of $13,340, less the monthly rent of $2,625 from the subtenant currently in the vacant facility. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. Mr. Loudermilk, Sr. purchased the building in November 1980 from the Company at its cost of $950,000.

  The Company also leases a 49,000 square foot building housing four stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a lease expiring in 1999 at a basic monthly rental of $16,882, subject to escalation every five years based on the consumer price index, but not to exceed 5%. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The building was constructed by the Company at a cost of $1,200,000 and was purchased by the partnership at the Company's cost upon the building's completion in May 1980.

  The Company also leases a 27,000 square foot building housing one store and a subtenant in College Station, Texas from a general partnership composed of Messrs. Loudermilk, Sr. and Loudermilk, Jr., under a lease expiring in 1999 at a basic monthly rental of $6,000, less the monthly rent of $1,500 from the current subtenant. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The partnership purchased the building in March 1989 from an owner unrelated to either the Company or the partnership at a cost of $525,000 and subsequently expended approximately $71,250 on permanent improvements.

  The Company also leases a 67,000 square foot building housing two stores and a distribution center from Robert C. Loudermilk, Jr., under a lease expiring in 2004 at a basic monthly rental of $15,913. All insurance, taxes, repairs, assessments and other charges related to the property are paid by the Company as additional rent under the lease. Mr. Loudermilk, Jr. purchased the building in 1994 from an owner unrelated to either the Company or Mr. Loudermilk, Jr. at a cost of $1,150,000 and subsequently expended approximately $150,000 on repairs to the building. The Company spent $239,515 on improvements to accommodate its use of the building.

  The Company believes that the property sales and lease terms are as favorable as those that could have been obtained at the same time from unaffiliated parties.

  Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of March 31, 1995 represented $433,051, and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the past fiscal year totalled $161,756.

                                 AUDIT MATTERS

  Ernst & Young served as auditors of the Company for the fiscal year ending March 31, 1995. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1996 annual meeting must be received by March 17, 1996 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

  THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Keith C. Groen
                                          Vice President, Legal and Secretary

July 13, 1995

                               AARON RENTS, INC.

LOGO
                               AARON RENTS, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON AUGUST 1, 1995

                           CLASS A COMMON STOCK PROXY

  The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and Keith C. Groen, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 1st day of August, 1995, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1) [_] FOR all nominees listed below (except as marked to the contrary below):
        NOMINEES: R. Charles Loudermilk, Sr., Gilbert L.
        Danielson, Keith C. Groen, John E. Aderhold, Earl Dolive,
        Robert C. Loudermilk, Jr., Rankin M. Smith, Sr., R.K.
        Sehgal, Leo Benatar and Ingrid Saunders Jones.


    [_] WITHHOLD AUTHORITY to vote for the nominees listed.
    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ----------------------------------------------------------------------

(2) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

LOGO

  It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 13, 1995 and the Proxy Statement furnished therewith.

                                    Dated and signed: ___________________, 1995
                                    -------------------------------------------
                                    -------------------------------------------

                                    (Signature should agree with the name(s) hereon. Executors, administrators, trust-ees, guardians and attorneys should so in-dicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer.)

  This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to Trust Company Bank, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.